UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2025

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-284566	86-3123526
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Rockefeller Plaza, Suite 2050

New York, NY 10112

(Address of principal executive offices)

(475) 282-0861
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Fourth Amended and Restated Limited Partnership Agreement of SWIF II Operating Partnership, LP

On June 23, 2025, StratCap Digital Infrastructure REIT, Inc. (the “Company”), following the approval of the Company’s board of directors, including all of the Company’s independent directors, replaced the then-current limited partnership agreement of the Company’s operating partnership, SWIF II Operating Partnership, LP (the “Operating Partnership”), by entering into the Fourth Amended and Restated Limited Partnership Agreement (the “Fourth Amended and Restated OP LPA”), by and among the Company, the Operating Partnership and the Company’s advisor, StratCap Digital Infrastructure Advisors II, LLC (the “Advisor”).

The Fourth Amended and Restated OP LPA, among other things, designates two additional classes of limited partnership units (“OP Units”), Class S OP Units and Class T OP Units, that correspond to the Class S shares and Class T shares of the Company’s common stock.

In general, the Class S OP Units and Class T OP Units are intended to correspond on a one-for-one basis with the Company’s Class S shares and Class T shares. When the Company receives proceeds from the sale of shares of the Company’s common stock, the Company contributes such proceeds to the Operating Partnership and receive OP Units that correspond to the classes of the Company’s shares sold. Each Class S OP Unit and Class T OP Unit share in distributions from the Operating Partnership when such distributions are declared by the Company, as the general partner, which decision is made in the Company’s sole discretion. Upon the Operating Partnership’s liquidation, Class S OP Units and Class T OP Units will automatically convert to Class I OP Units, in each case in proportion to the net asset value per unit of each class.

For each Class S OP Unit and Class T OP Unit, investors generally will be required to contribute money or property, with a net equity value determined by the general partner. Holders of OP Units will not be obligated to make additional capital contributions to the Operating Partnership. Further, these holders will not have the right to make additional capital contributions to the Operating Partnership or to purchase additional OP Units without the Company’s consent as general partner.

The foregoing description of the Fourth Amended and Restated OP LPA is a summary and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated OP LPA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Fourth Amended and Restated Limited Partnership Agreement of SWIF II Operating Partnership, LP, by and between StratCap Digital Infrastructure REIT, Inc. and StratCap Digital Infrastructure Advisors II, LLC, dated as of June 23, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATCAP DIGITAL INFRASTRUCTURE REIT, INC.

Date: June 23, 2025	By:	/s/ Abarna Meecham
Name: Abarna Meecham
Title: Interim Chief Financial Officer, Treasurer and Secretary
(Principal Financial Officer and Principal Accounting Officer)